UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2006

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

In a press release dated February 7, 2006, The Advisory Board Company (the "Company") announced and commented on its financial results for the third quarter of its fiscal year ending March 31, 2006, and provided a financial outlook for calendar year 2006.

The Company announced it received notification from the Office of Tax and Revenue of the District of Columbia that the Company has been certified effective January 1, 2004, as a Qualified High Technology Company ("QHTC") under the New E-Conomy Transformation Act of 2000, as amended (the "Act"). As a QHTC, the Company's Washington, D.C. statutory income tax rate will be 0.0% through 2008 and 6.0% thereafter, versus 9.975% prior to this qualification. Under the Act, the Company is also eligible for certain Washington, D.C. income tax credits and other benefits. Accordingly, the Company expects its annual effective income tax rate will be approximately 33.4% for fiscal 2006. As a result of the certification as a QHTC, in the quarter ending December 31, 2005 the Company recorded a one-time noncash income tax charge of $5.7 million within the provision for income taxes consisting of a reduction in the value of the Company’s deferred tax assets and liabilities to reflect the lower Washington, D.C. income tax rate and the recognition of certain Washington, D.C. income tax credits as provided in the Act. This charge was partially offset by a $1.6 million benefit to reflect the change in the Company’s effective income tax rate from 40.5% to 33.4% due to the QHTC qualification.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In a press release dated February 7, 2006, the Company also announced the following, all of which were effective February 1, 2006.

David Felsenthal has been promoted from Chief Financial Officer to Executive Vice President, and Richard Schwartz has been promoted from General Manager to Executive Vice President.

The Company also named Michael Kirshbaum, 29, previously the Company’s Senior Director of Finance, as CFO. Mr. Kirshbaum, who has an Economics degree from Duke University, joined the Company in 1998 and has held a variety of positions across the finance group. Recently he has been responsible for most of the Company’s finance operations including the Company’s overall financial strategy and budgeting process, as well as a number of other accounting functions. Mr. Kirshbaum's brother is employed by the Company as an operations analyst. Mr. Kirshbaum's brother's annual compensation does not exceed $100,000.

The Company also named Thomas Aprahamian, 37, to the position of Chief Accounting Officer, Treasurer and Secretary, in addition to his Controller function. Mr. Aprahamian, who will report to Mr. Kirshbaum, is a CPA and has an Accounting degree from James Madison University. He has over fifteen years experience in various senior finance and accounting roles. He began his career in 1990 with Arthur Andersen & Co., and joined the Company as Controller in 2001.

Item 7.01 Regulation FD Disclosure.

In a press release dated February 7, 2006, the Company announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $50 million of the Company's common stock, bringing the total amount authorized to be spent under the program to $150 million. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Advisory Board Company's earnings release for the third quarter of the fiscal year ending March 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

February 7, 2006	By:	Thomas J. Aprahamian

Name: Thomas J. Aprahamian
Title: Chief Accounting Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	The Advisory Board Company's earnings release for the third quarter of the fiscal year ending March 31, 2006